Exhibit 99.2

INDEPENDENT AUDITOR’S REPORT

Board of Directors

DG Bancorp, Inc.

Downers Grove, Illinois

We have audited the accompanying consolidated balance sheet of DG Bancorp, Inc. and Subsidiary as of December 31, 2010 and 2009, and the related consolidated statements of stockholders’ equity, operations, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DG Bancorp, Inc. and Subsidiary at December 31, 2010 and 2009, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company is undercapitalized as a result of recurring losses in recent years and is subject to various regulatory restrictions which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Selden Fox, Ltd.

February 23, 2011

DG Bancorp, Inc. and Subsidiary

Consolidated Balance Sheet

December 31,

(in thousands except share and per share amounts)

	2010	2009
Assets

Cash and cash equivalents - cash and due from banks	$45,558	$38,462
Investments	20,937	10,164
Loans receivable, net of allowance for loan losses of $6,500 ($5,600 in 2009)	134,947	188,218
Accrued interest receivable	498	742
Income taxes receivable	928	2,906
Other real estate owned	13,233	6,360
Premises and equipment, net	1,758	2,035
Other assets	1,279	4,067

Total assets	$219,138	$252,954

Liabilities and Stockholders’ Equity

Liabilities:
Deposit accounts	$212,610	$226,083
Borrowed funds	—	8,000
Accrued interest payable	258	627
Other liabilities	798	724

Total liabilities	213,666	235,434

Stockholders’ equity:
Common stock 200,000 shares authorized, 88,000 shares issued and outstanding, $0.01 par value	1	1
Paid-in capital	2,883	2,883
Retained earnings	2,466	14,535
Accumulated other comprehensive income	122	101

Total stockholders’ equity	5,472	17,520

Total liabilities and stockholders’ equity	$219,138	$252,954

Book value per share	$62.18	$199.09

See accompanying notes and independent auditor’s report.

DG Bancorp, Inc. and Subsidiary

Consolidated Statement of Stockholders’ Equity

For the Year Ended December 31,

(in thousands except share and per share amounts)

	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total

Balance, December 31, 2008	$1	$2,883	$22,000	$111	$24,995

Comprehensive income:
Net loss	—	—	(7,465)	—	(7,465)
Other comprehensive loss:
Change in unrealized appreciation of available for sale securities	—	—	—	(21)	(21)
Adjustment for realized gains included in income	—	—	—	6	6
Income tax effect	—	—	—	5	5

Total comprehensive loss					(7,475)

Balance, December 31, 2009	$1	$2,883	$14,535	$101	$17,520

Comprehensive loss:
Net loss	—	—	(12,069)	—	(12,069)
Other comprehensive loss:
Change in unrealized appreciation of available for sale securities	—	—	—	34	34
Adjustment for realized gains included in income	—	—	—	2	2
Income tax effect	—	—	—	(15)	(15)

Total comprehensive loss					(12,048)

Balance, December 31, 2010	$1	$2,883	$2,466	$122	$5,472

See accompanying notes and independent auditor’s report.

DG Bancorp, Inc. and Subsidiary

Consolidated Statement of Operations

For the Year Ended December 31,

(in thousands except per share amounts)

	2010	2009
Interest and dividend income:
Loans (including fees)	$9,119	$12,497
Federal Reserve and other deposits	122	48
Available for sale securities	402	728

Total interest and dividend income	9,643	13,273

Interest expense:
Deposits	1,913	3,217
Borrowed funds	90	279

Total interest expense	2,003	3,496

Net interest income	7,640	9,777
Provision for loan losses	10,987	12,208

Net interest income (loss) after provision for loan losses	(3,347)	(2,431)

Noninterest income:
Trust income	874	881
Service charges on deposit accounts	316	368
Mortgage brokerage fees	13	67
Other service charges, commissions, and fees	263	258
Gain on sale or call of available for sale securities	2	6
Gain on sale of other real estate owned	274	135
Other	164	135

Total noninterest income	1,906	1,870

Noninterest expense:
Salaries and employee benefits	4,106	4,339
Occupancy	609	593
Furniture and equipment	302	372
Professional fees	1,004	1,009
Data processing	419	418
Insurance	980	804
Examination and audit fees	170	292
Impairment of goodwill	—	600
Impairment of other real estate owned	219	917
Other	1,418	1,335

Total noninterest expense	9,227	10,679

Net loss before provision for (benefit from) income taxes:	(10,668)	(11,240)
Provision for (benefit from) income taxes:
Current	(852)	(2,906)
Deferred	2,253	(869)

Total provision for (benefit from) income taxes	1,401	(3,775)
Net loss	$(12,069)	$(7,465)

Basic and diluted loss per share	$(137.15)	$(84.83)

See accompanying notes and independent auditor’s report.

DG Bancorp, Inc. and Subsidiary

Consolidated Statement of Cash Flows

For the Year Ended December 31,

(in thousands)

	2010	2009
Cash flows from operating activities:
Net loss	$(12,069)	$(7,465)
Adjustments to reconcile net loss to net cash from operating activities:
Provision for loan losses	10,987	12,208
Deferred income taxes (benefit)	2,253	(869)
Depreciation	321	379
Impairment of goodwill	—	600
Net amortization of premiums on available for sale securities	2	28
Gain on sale or call of available for sale securities	(2)	(6)
Impairment of other real estate owned	219	917
Gain on sale of other real estate owned	(274)	(135)
Changes in:
Accrued interest receivable and other assets	2,547	(4,975)
Accrued interest and other liabilities	(85)	(116)

Net cash provided by operating activities	3,899	566

Cash flows from investing activities:
Purchase of available for sale securities	(15,682)	(63)
Proceeds from sales and calls of available for sale securities	4,930	11,519
Net repayments of loans by customers	30,773	19,717
Proceeds from the sale of other real estate owned	4,693	1,865
Purchases of premises and equipment	(44)	(103)

Net cash provided by investing activities	24,670	32,935

Cash flows from financing activities:
Net increase (decrease) in deposits	(13,473)	808
Repayment of borrowed funds	(8,000)	(523)

Net cash provided by (used in) financing activities	(21,473)	285

Net change in cash	7,096	33,786

Cash and cash equivalents, beginning of the year	38,462	4,676

Cash and cash equivalents, end of the year	$45,558	$38,462

Supplemental cash flow information:
Interest paid	$2,372	$3,719
Income taxes paid (refunded)	(2,830)	473
Loans transferred to other real estate owned	11,236	6,578

See accompanying notes and independent auditor’s report.

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

1.	Nature of Operations

DG Bancorp, Inc. (Company) provides financial services in the Chicago market through its wholly owned subsidiary Downers Grove National Bank (Bank), which has offices in Downers Grove and Westmont, Illinois. The Bank also had a branch in Woodridge, Illinois that closed on December 31, 2010. On September 13, 2010, the Company entered into an agreement and plan of merger to be acquired by BankFinancial Corporation, pending regulatory approval. The acquisition was approved by the Office of Thrift Supervision on February 11, 2011 and is anticipated to be completed in the first calendar quarter of 2011.

2.	Summary of Significant Accounting Policies

Consolidation – The consolidated financial statements include DG Bancorp, Inc. and its wholly owned subsidiary, Downers Grove National Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates – The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and activities at the date of the financial statements and during the reporting period. Actual results could differ from those estimates. Significant estimates used in the preparation of these financial statements includes the allowance for loan losses and fair value of financial instruments and other real estate owned, for which it is reasonably possible that the recorded amounts or related disclosures could significantly change in the near future, as more information is available.

Subsequent Events – Subsequent events have been evaluated through February 23, 2011, which is the date the financial statements were available to be issued.

Cash and Cash Equivalents – Cash and cash equivalents consist of cash on hand, amounts due from banks, and federal funds sold with original maturities of 90 days or less.

Investments – The Company’s securities available for sale are stated at fair value, with net unrealized gains and losses, net of their related income tax effect, reflected as a separate component of stockholders’ equity, entitled accumulated other comprehensive income.

Unamortized premiums and unaccreted discounts on the securities are amortized as yield adjustments using the interest method. A realized loss is recognized on the income statement when a decline in fair value is other than temporary. Temporary declines in value typically relate to items such as increases in interest rates, rather than changes in the financial condition of issuers. In analyzing an issuer’s financial condition, management considers whether the securities are issued by a government body or agency, whether a rating agency has downgraded the securities, and industry analysts’ reports. The cost of securities sold for purposes of computing realized gains and losses is determined by the specific identification method.

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

2.	Summary of Significant Accounting Policies (cont’d)

The Company’s investments in the non-marketable stock of the Federal Home Loan Bank of Chicago and Federal Reserve Bank are stated at cost.

Loans Receivable and Allowance for Loan Losses – Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses. Interest on loans is recognized over the term of the loan, and is calculated using the simple interest method on principal amounts outstanding.

The allowance for loan losses is established through a provision for loan losses charged to expense. Management’s periodic evaluation of the adequacy of the allowance is based on the Company’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and current economic conditions. The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers nonclassified loans, and is based on historical loss experience adjusted for current factors.

A loan is considered impaired when the Company will be unable to collect all amounts due according to the contractual terms of the note agreement. Commercial and industrial loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported at the present value of estimated future cash flows, using the loan’s existing rate, or at the fair value of the underlying collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment and, accordingly, are not separately identified for impairment disclosures.

The accrual of interest is generally discontinued when a loan is 90 or more days past due or when management believes, after considering economics, business conditions, and collection efforts, the borrower’s financial condition is such that collection is doubtful. The accrual of interest is resumed only when interest is again deemed to be collectible and the full payment of principal is expected. The past due status of loans is based on contractual terms.

Loan origination fees and certain direct origination costs on loans are deferred and amortized over the contractual life of loans with a maturity over one year in duration using amortization methods which approximate the interest method.

Premises and Equipment – Premises and equipment are carried at cost less accumulated depreciation. Premises and equipment are depreciated using the straight-line and accelerated methods over the estimated useful lives of the assets.

Other Real Estate Owned – Other real estate owned (OREO) includes properties acquired through foreclosure or other proceedings. OREO is recorded at the fair value of the related property, less estimated selling costs. The excess, if any, of the loan amount over the fair value of the related

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

2.	Summary of Significant Accounting Policies (cont’d)

property is charged off against the allowance for loan losses at the time of foreclosure. Subsequent declines in the fair value of OREO are recorded as other operating expenses.

Goodwill – Goodwill, with an indefinite life, is not amortized, but reviewed annually to determine if any adverse conditions exist that would indicate an impairment of value. Based on the Company’s financial performance and regulatory memorandum of understanding, all goodwill was considered impaired as of December 31, 2009.

Income Taxes – Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the related temporary differences are to be recovered or settled. The Company records a valuation allowance to reduce deferred tax assets when uncertainty exists regarding their realizability. The Company’s federal and state income tax returns for the years ended December 31, 2007 through 2009 remain subject to examination.

3.	Investments

Investments at December 31 are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Carrying Value
At December 31, 2010:
Securities available for sale, fair value:
U.S. agency securities	$12,610	$1	$(1)	$12,610
Municipal obligations	5,517	104	(76)	5,545
Corporate and other securities	1,700	179	—	1,879

	$19,827	$284	$(77)	$20,034

Federal Home Loan Bank of Chicago stock, at cost				747
Federal Reserve Bank stock, at cost				156

				$20,937

At December 31, 2009:
Securities available for sale, fair value:
Municipal obligations	$7,388	$121	$(53)	$7,456
Corporate and other securities	1,700	105	—	1,805

	$9,088	$266	$(53)	$9,261

Federal Home Loan Bank of Chicago stock, at cost				747
Federal Reserve Bank stock, at cost				156

				$10,164

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

3.	Investments (cont’d)

Gross unrealized losses by security category are shown below.

	Loss Position Less than 12 Months		Loss Position 12 Months or More
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Total Fair Value
December 31, 2010
U.S. agency securities	$2,611	$(1)	$—	$—	$2,611
Municipal obligations	592	(22)	205	(54)	797

	$3,203	$(23)	$205	$(54)	$3,408

December 31, 2009
Municipal obligations	$—	$—	$397	$(53)	$397

Management is of the opinion all unrealized losses relate to increased interest rates and are not due to changes in the financial condition of issuers. Since the Company does not intend to sell and is currently not required to sell the securities before their anticipated recovery for cash or working capital requirements, none of the declines are considered to be other than temporary.

The Federal Home Loan Bank of Chicago (FHLB) is under a consensual cease and desist order with its regulator, which among other things restricts various future activities of the FHLB. Such restrictions may limit or prevent the FHLB from paying dividends or redeeming stock without prior approval. Based on its evaluation of this investment as of December 31, 2010, management is of the opinion this investment is not impaired.

Securities available for sale with a fair value of $15,783 and $7,051 at December 31, 2010 and 2009, respectively, were pledged to secure public deposits and due to a regulatory corrective action plan (Note 12).

Proceeds from calls and maturities of securities available for sale totaled $4,930 and $11,519 in 2010 and 2009, respectively, with gross realized gains totaling $2 and $6, respectively, and no gross realized losses.

The amortized cost and fair value of securities available for sale as of December 31, 2010, are as follows based on their contractual maturity. Actual maturities may differ as borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

3.	Investments (cont’d)

	Amortized Cost	Fair Value
Due in one year or less	$12,911	$12,917
Due after one through five years	1,062	1,081
Due after five years through ten years	2,694	2,765
Due after ten years	2,660	2,762
No stated maturity	500	509

	$19,827	$20,034

4.	Loans Receivable

Loans at December 31 consisted of the following:

	2010	2009
Real estate	$39,340	$42,374
Commercial and industrial	96,458	137,670
Consumer	5,649	13,774

	141,447	193,818
Allowance for loan losses	6,500	5,600

	$134,947	$188,218

Activity in the allowance for loan losses for the year ended December 31 is summarized as follows:

	2010	2009
Balance, beginning of the year	$5,600	$2,740
Provision charged to income	10,987	12,208
Loans charged off, net of recoveries	(10,087)	(9,348)

Balance, end of the year	$6,500	$5,600

Included in loans receivable at December 31, 2010 are loans of $1,061 to directors and executive officers of the Company ($816 at December 31, 2009). Such loans were made in the ordinary course of business at normal credit terms and collateralization.

Impaired and non-accrual loan data at and for the years ended December 31 is as follows:

	2010	2009

Impaired loans	$19,537	$13,105
Impaired loans with specific reserves established against them	14,203	5,300
Related specific reserves	3,591	1,170
Average balance of impaired loans	19,532	12,639
Interest income recognized on impaired loans	82	28
Non-accrual loans	19,811	10,377
Interest income not recognized on such loans	1,402	1,001

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

5.	Premises and Equipment

Premises and equipment at December 31 are as follows:

	2010	2009

Land	$653	$653
Gross buildings	1,929	2,210
Gross equipment	943	1,310

Gross premises and equipment	3,525	4,173
Accumulated depreciation	1,767	2,138

Net premises and equipment	$1,758	$2,035

6.	Deposit Accounts

Deposit accounts at December 31 consisted of the following:

	2010	2009

Demand deposits	$35,715	$34,452
Interest bearing transaction deposits	31,307	30,455
Savings deposits	55,650	59,164
Time certificates of deposit	89,938	102,012

	$212,610	$226,083

At December 31, 2010, there were 591 customers with deposit balances over $100 totaling $117,903, including 106 customers with deposit balances over $250 totaling $45,479 (597 and 105 customers totaling $121,425 and $49,024, respectively at December 31, 2009).

Deposits of directors and executive officers of the Company totaled $999 at December 31, 2010 ($1,833 in 2009). At December 31, 2010, the scheduled maturities of time certificates of deposit are as follows:

2011	$69,847
2012	12,393
2013	3,388
2014	1,692
2015	2,592
2016	26

$89,938

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

7.	Borrowed Funds

Borrowed funds at December 31, 2009 consisted of the following Federal Home Loan Bank advances:

Due September 15, 2010, with interest payable monthly at 3.07%	$4,000
Due October 1, 2010, with interest payable monthly at 3.82%	4,000

$8,000

The borrowings were repaid in April 2010 and were collateralized by a blanket lien on certain qualifying first mortgages on one-to-four family residences, as well as a pledge of the Company’s Federal Home Loan Bank stock.

8.	Retirement Plan

Prior to termination on December 31, 2010, the Company had a noncontributory profit sharing plan and a contributory 401(k) plan covering substantially all qualified employees. Although permitted by the plan, the Company did not provide any matching or profit sharing contributions in 2010 or 2009.

9.	Income Taxes

Income tax benefits, prior to the application of $6,700 of valuation allowances against deferred tax assets, represent an effective rate of 50.6% and 33.6% of 2010 and 2009 pretax losses, respectively. Differences between the effective rates and the statutory Federal income tax rate of 34% are attributable to the effect of graduated rates, state income taxes, and permanent book-tax differences including municipal interest income and the 2009 impairment of goodwill.

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

9.	Income Taxes (cont’d)

Deferred income tax assets and liabilities at December 31 consist of the following:

	2010	2009
Deferred tax assets:
Allowance for loan losses	$1,630	$1,555
Reserve for OREO losses	410	307
Deferred loan fees	10	9
Federal income tax loss carryfowards of $8,003 expiring in 2030	2,770	—
State income tax loss carryforwards of $17,800 expiring in 2024 and 2025	1,880	400

Total deferred tax assets	6,700	2,271

Deferred tax liabilities:
Unrealized gain on securities available for sale	(80)	(71)
Depreciation	(130)	(143)

Total deferred tax liabilities	(210)	(214)

Net deferred tax asset	6,490	2,057

Valuation allowance	(6,700)	—

Net recorded deferred tax asset (liability)	$(210)	$2,057

Given the regulatory capital position and going concern considerations discussed in Notes 12 and 13, a valuation allowance has been established against the net deferred tax asset balance at December 31, 2010 as any future benefits to be realized from such assets are uncertain.

10.	Commitments and Contingent Liabilities

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments, which include commitments to extend credit, involve to varying degrees elements of credit and interest rate risk in excess of the amounts recognized on the consolidated balance sheet.

The Company’s exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, is represented by the contract or notional amount of these instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

10.	Commitments and Contingent Liabilities (cont’d)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those standby letters of credit are primarily issued to support private activity borrowing arrangements and generally expire in one year or less. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds collateral supporting those commitments for which collateral is deemed necessary. The maximum amount of credit that would be extended under letters of credit is equal to the total off balance sheet contract amount of such investments.

At December 31, 2010, the Company had $15,827 in commitments to extend credit and $813 of standby letters of credit. At December 31, 2010, the Company had $0 and $729 of outstanding commitments to sell investments and loans in addition to those covered by the agreement and plan of merger dated September 13, 2010.

In addition, the Company is a party to various actions normally associated with financial institutions, the aggregate effect of which, in management’s and legal counsel’s opinion, would not be material to the financial statements of the Company.

11.	Fair Values of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of a given measurement date. Valuations of specific assets and liabilities are classified based on a three-level hierarchy based on the reliability of observable and unobservable inputs as follows:

Level 1 – Valuations are based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 – Valuations are based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, and model-driven valuations with significant observable inputs. The Company’s investments in U.S. agency securities and municipal obligations are valued based on a spread scale calculated based on the credit risk obtained from observable inputs from the new issue market, secondary trading, and dealer quotes, added to a U.S. Treasury Curve.

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

11.	Fair Values of Financial Instruments (cont’d)

Level 3 – Valuations are based on unobservable inputs for the asset or liability that reflect the reporting entity’s own data and assumptions that market participants would use in pricing the asset or liability.

Financial assets and liabilities measured at fair value on a recurring basis segregated by level of valuation input are as follows:

	Total	Level 1	Level 2	Level 3

At December 31, 2010:
Securities available for sale:
U.S. agency securities	$12,610	$—	$12,610	$—
Municipal obligations	5,545	—	5,545	—
Corporate and other securities	1,879	508	1,371	—

	$20,034	$508	$19,526	$—

At December 31, 2009:
Securities available for sale:
Municipal obligations	$7,456	$—	$7,456	$—
Corporate and other securities	1,805	503	1,302	—

	$9,261	$503	$8,758	$—

Financial assets and liabilities measured at fair value on a non-recurring basis segregated by level of valuation input are as follows:

	Total	Level 1	Level 2	Level 3

At December 31, 2010:
Impaired loans	$15,946	$—	$15,946	$—
Other real estate owned	13,233	—	13,233	—

At December 31, 2009:
Impaired loans	$11,935	$—	$11,935	$—
Other real estate owned	6,360	—	6,360	—

The fair value of impaired loans and other real estate owned is based on the most recent external appraisals or estimate of projected cash flows using a discount rate commensurate with the associated risk. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information.

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

11.	Fair Values of Financial Instruments (cont’d)

The disclosures that follow are made at a point in time and do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Disclosures relating to the fair value of financial instruments involve the development of numerous assumptions relating to those instruments. These assumptions include interest rates, credit risk, and prepayment estimates, all of which are susceptible to changes based on changes in general economic conditions. The disclosures do not address the value of the Company’s recognized and unrecognized nonfinancial assets, such as the trust department, long-term deposit relationships, or the value of anticipated future business.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments presented:

Cash and cash equivalents	Carrying amount approximates fair value.

Securities available for sale	Fair values are based on quoted market prices, if available, or the quoted market prices for similar securities.

Loans receivable	The carrying value of variable rate loans approximates fair value. The fair value of fixed rate loans is estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar quality. All loans were pooled into categories of similar instruments prior to calculating the fair value estimates.

The fair value of non-performing loans is based on the most recent external appraisals or estimate of projected cash flows using a discount rate commensurate with the associated risk.

Accrued interest receivable and payable	Carrying amount approximates fair value.

Deposit accounts	The fair value of savings, checking, money market and other accounts are, by definition, equal to the amount payable on demand at the reporting date. The fair value of fixed maturity certificates is estimated using discounted cash flow analyses, which apply interest rates currently being offered for deposits of similar remaining maturities.

Borrowed funds	The fair value of borrowed funds is estimated using discounted cash flow analyses, which apply interest rates currently being offered for borrowings of similar remaining maturities.

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

11.	Fair Values of Financial Instruments (cont’d)

The estimated fair values of financial instruments at December 31 are as follows:

	2010		2009
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets:
Cash and cash equivalents	$45,558	$45,558	$38,462	$38,462
Securities available for sale	20,034	20,034	9,261	9,261
Loans receivable, net	134,947	136,096	188,218	189,133
Accrued interest receivable	498	498	742	742

Total financial assets	$201,037	$202,186	$236,683	$237,598

Financial liabilities:
Deposit accounts	$212,610	$206,157	$226,083	$218,763
Borrowed funds	—	—	8,000	8,000
Accrued interest payable	258	258	627	627
Loan commitments and commercial letter of credit	—	16,640	—	23,395

Total financial liabilities	$212,868	$223,055	$234,710	$250,785

12.	Regulatory Information

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements and viability.

Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items, as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total risk-based capital to risk-weighted assets, Tier I capital to risk-weighted assets, and Tier I capital to adjusted total assets (as defined in the regulations).

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

12.	Regulatory Information (cont’d)

			Requirements
	Actual		Capital Adequacy Purposes		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)

As of December 31, 2010:
Total risk-based capital (to risk-weighted assets)	$7,040	5.0%	$11,326	8.0%	$14,158	10.0%
Tier I capital (to risk- weighted assets)	5,212	3.7	5,663	4.0	8,495	6.0
Tier I capital (to adjusted total assets)	5,212	2.3	9,245	4.0	11,556	5.0

As of December 31, 2009:
Total risk-based capital (to risk-weighted assets)	$19,495	10.4%	$15,120	8.0%	$18,900	10.0%
Tier I capital (to risk-weighted assets)	17,101	9.1	7,560	4.0	11,340	6.0
Tier I capital (to adjusted total assets)	17,101	6.5	10,453	4.0	13,066	5.0

The Bank has agreed with its regulators to maintain higher minimum capital ratios of 8.5% Tier 1 capital to adjusted total assets and 11% total risk based-capital to risk-weighted assets. At December 31, 2010, the Bank was not in compliance with these increased capital ratios and is considered to be significantly undercapitalized under capital adequacy guidelines and the regulatory framework for prompt corrective action. As a result of this classification, without an appropriate waiver, the Company is:

•	Prohibited from accepting, renewing, or rolling over brokered deposits or having outstanding advances with the Federal Reserve Bank for more than 60 days in a 120 day period.

•

Restricted on the effective yield it may offer on deposits, its rate of asset growth, and on expansion activities, including acquisitions, the opening of new branches, and addition of new lines of business.

•	Required to prefund currency and coin shipments.

•	Unable to declare or pay corporate dividends, assume additional debt, issue trust preferred dividends, or redeem holding company stock.

•	Required to pledge collateral totaling $8,700 after applicable haircuts for payment system risk purposes.

DG Bancorp, Inc. and Subsidiary

Notes to the Consolidated Financial Statements

(dollars in thousands)

13.	Going Concern

With the regulatory restrictions and ratings described in Note 12 and the recurring losses incurred by the Company in recent years, there is substantial doubt about the Company’s ability to continue as a going concern. In response, management has developed a detailed capital plan which has been submitted and approved by the regulators, the cornerstone of which is the agreement and plan of merger to be acquired by BankFinancial Corporation, pending regulatory approval as described in Note 1.